Exhibit 99.1

NEWS RELEASE

The Manitowoc Company Appoints Joan Chow
to its Board of Directors

MANITOWOC, Wis. — September 4, 2012 — The Manitowoc Company, Inc. (NYSE: MTW) announced today that Joan Chow has been appointed to the company’s Board of Directors, effective September 4, 2012.  The addition of Ms. Chow brings the total number of directors to nine.

Ms. Chow, age 52, currently serves as the Executive Vice President and Chief Marketing Officer at ConAgra Foods, Inc., where she is responsible for leading ConAgra’s global marketing team, including integrated marketing planning, advertising, social media, consumer insights, brand design, and multicultural marketing.  Previously, Ms. Chow was Senior Vice President/Chief Marketing Officer of Sears Holdings Corporation, responsible for leading Sears Retail marketing.

“We are extremely pleased to welcome Joan to Manitowoc and our Board of Directors.  We believe that her demonstrated leadership skills and marketing/product expertise will be a valuable addition to our company.  I look forward to working with Joan as we progress and continue to execute on our strategic priorities,” stated Glen E. Tellock, Manitowoc’s chairman and chief executive officer.

Ms. Chow previously served on the Board of Directors at RC2 Corporation, a leading designer, producer, and marketer of various innovative and high-quality products for mothers, infants, and toddlers, and currently serves on the Board of Directors for Feeding America, a nonprofit organization, and on the Board of Directors of the Association of National Advertisers.  Ms. Chow earned her bachelor’s degree from Cornell University and an MBA from the Wharton School of the University of Pennsylvania.

Ms. Chow will stand for election at Manitowoc’s May 7, 2013 shareholder meeting.

About The Manitowoc Company, Inc.

Founded in 1902, The Manitowoc Company, Inc. is a multi-industry, capital goods manufacturer with over 115 manufacturing, distribution, and service facilities in 25 countries. The company is recognized globally as one of the premier innovators and providers of crawler cranes, tower cranes, and mobile cranes for the heavy construction industry, which are complemented by a slate of industry-leading product support services. In addition, Manitowoc is one of the world’s leading innovators and manufacturers of commercial foodservice equipment, which includes 25 market-leading brands of hot- and cold-focused equipment. In 2011, Manitowoc’s revenues totaled $3.7 billion, with more than half of these revenues generated outside of the United States.

Forward-looking Statements

This press release includes “forward-looking statements” intended to qualify for the safe harbor from liability under the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations of the management of the company and are subject to uncertainty and changes in circumstances. Forward-looking statements include, without limitation, statements typically containing words such as “intends,” “expects,” “anticipates,” “targets,” “estimates,” and words of similar import. By their nature, forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. There are a number of factors that could cause actual results and developments to differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results and developments to differ materially include, among others:

•                  the effect of a new or additional Board member on Company performance; and

•                  risks and other factors cited in Manitowoc’s filings with the United States Securities and Exchange Commission.

Manitowoc undertakes no obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise. Forward-looking statements only speak as of the date on which they are made. Information on the potential factors that could affect the company’s actual results of operations is included in its filings with the Securities and Exchange Commission, including but not limited to its Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

For more information:

Maurice D. Jones
Senior Vice President, General Counsel and Secretary
920-652-1741